                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                  __________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         July 24, 2001 (July 10, 2001)
               Date of Report (Date of earliest event reported)

                                  __________


                         INTERPORE INTERNATIONAL, INC.

            (Exact name of registrant as specified in its charter)

        Delaware                      0-22958                      95-3043318
(State or other Jurisdiction    (Commission File Number)          (IRS Employer
    of Incorporation)                                         Identification Number)

        181 Technology Drive                                           92618
         Irvine, California                                          (Zip Code)
(Address of principal executive offices)


                                (949) 453-3200
             (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.   Acquisition of Assets.

          On July 10, 2001, pursuant to an Agreement and Plan of Merger dated May 30, 2001 (the "Merger Agreement"), between Interpore International, Inc., a Delaware corporation ("Interpore"), OP Sub, Inc., a California corporation and wholly-owned subsidiary of Interpore ("Merger Sub") and American OsteoMedix Corporation, a Virginia corporation ("AOM"), AOM merged with and into Merger Sub and the separate corporate existence of AOM ceased (the "Merger"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. Merger Sub will continue as a wholly-owned subsidiary of Interpore and will operate under the name "American OsteoMedix Corporation."

          In the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of AOM ("AOM Common Stock") was converted into the right to receive a portion of the aggregate merger consideration, which consisted of a stock component and a cash component. The stock component consisted of 2,400,000 shares of common stock, no par value, of Interpore ("Interpore Common Stock"), with cash being paid in lieu of fractional shares of Interpore Common Stock. The cash component consisted of $7,867,744, of which $500,000 was placed into escrow to cover indemnification obligations. In addition, as a result of the Merger, each issued and outstanding share of AOM Common Stock may receive a pro rata portion of additional cash consideration up to $5.0 million, contingent upon Interpore's sales of the AOM product systems following the Merger. The cash paid in the Merger by Interpore was drawn from Interpore's working capital.

          In connection with the Merger, AOM repaid the full principal balance and interest owing on a Convertible Note in the original principal amount of $500,000 issued to Interpore pursuant to a Note Purchase Agreement dated May 19, 2001. Immediately prior to the Merger, Interpore entered into employment agreements with each of Eric Major, Richard Woods, Greg Watko and Chris Straight, and entered into consulting agreements with Andrew Rock and Mohit Bhatnagar, all of whom had previously been employees of AOM. Other than the Convertible Note, Note Purchase Agreement, employment agreements and consulting agreements, there were no material relationships between AOM and Interpore or any of its affiliates, any director or officer of Interpore or any associate of any such director or officer, prior to the Merger.

          On July 10, 2001, Interpore issued a press release, a copy of which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

          Certain of the statements contained in the press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Interpore's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "are likely to be," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets and interest rates; and competitive, regulatory, or tax changes that affect the cost of or demand for Interpore's products.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of business acquired. In accordance with Item 7(a)(4) of Form 8-K, Registrant will file such financial statements by amendment as soon as practicable, but not later than September 21, 2001.

(b) Pro forma financial information. In accordance with Item 7(b)(2) of Form 8-K, Registrant will file such pro forma financial information by amendment as soon as practicable, but not later than September 21, 2001.

(c)       Exhibits.

          2.1 Agreement and Plan of Merger dated as of May 30, 2001, among Interpore International, Inc., a Delaware corporation, OP Sub, Inc., a California corporation and American OsteoMedix Corporation, a Virginia corporation, and the Shareholders set forth on the Signature Pages hereto

          4.1  Registration Rights Agreement

          99.1 Press release dated July 10, 2001, relating to the completion of the acquisition of American OsteoMedix Corporation by Interpore International, Inc.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Interpore International, Inc.


Date:  July 24, 2001          By: /s/ Richard L. Harrison
                                  ----------------------------------------------
                                  Richard L. Harrison
                                  Sr. Vice President and Chief Financial Officer

                                       3
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                                 EXHIBIT INDEX


  Exhibit
  Number                                  Exhibit Description
-----------         ----------------------------------------------------------

    2.1 Agreement and Plan of Merger dated as of May 30, 2001, among Interpore International, Inc., a Delaware corporation, OP Sub, Inc., a California corporation and American OsteoMedix Corporation, a Virginia corporation, and the Shareholders set forth on the signature pages hereto

    4.1               Registration Rights Agreement

    99.1 Press release dated July 10, 2001, relating to the completion of the acquisition of American OsteoMedix Corporation by Interpore International, Inc.